UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FORUM REAL ESTATE INCOME FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PO Box 43131

Providence, RI 02940-3131

ACTION NEEDED

Re: Your investment in the Forum Real Estate Income Fund

Dear Shareholder:

We have a very important matter pertaining to your investment in the Forum Real Estate Income Fund. This matter relates to important operating initiatives for the Fund, which require your response.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time. You will not be asked for confidential information, and your call will be recorded for your protection.

Please contact us toll-free at 1-888-826-9437 as soon as possible. At the time of the call, please use the Reference Number listed above.

We are available between 10:00 a.m. and 11:00 p.m. EDT, Monday through Friday and 12:00 p.m. to 6:00 p.m. EDT on Saturday.

Due to the importance of this matter, we will attempt to contact you again through mailings or phone calls in order to be sure your input is provided. In order to avoid these additional attempts to contact you, please contact us today.

Elizabeth Ryan

Secretary

Elizabeth Ryan Secretary